Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Retail Opportunity Investments Corp.

Retail Opportunity Investments Partnership, LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Retail Opportunity Investments Corp.

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)	457(r)	(2)	(2)	(2)	(7)	(7)
	Equity	Preferred Stock, par value $0.0001 per share(1)	457(r)	(2)	(2)	(2)	(7)	(7)
	Equity	Depositary Shares (1)(3)	457(r)	(2)	(2)	(2)	(7)	(7)
	Debt	Debt Securities(1)	457(r)	(2)	(2)	(2)	(7)	(7)
	Debt	Guarantees(1)(6)	457(r)	(2)	(2)	(2)	(7)	(7)
	Other	Warrants(1)(4)	457(r)	(2)	(2)	(2)	(7)	(7)
	Other	Rights(1)(5)	457(r)	(2)	(2)	(2)	(7)	(7)
	Retail Opportunity Investments Partnership, LP

	Debt	Debt Securities(1)	457(r)	(2)	(2)	(2)	(7)	(7)

	Debt	Guarantees(1)(6)	457(r)	(2)	(2)	(2)	(7)	(7)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$41,673(7)

	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Retail Opportunity Investments Corp.	424(b)(5)	333-231088	02/20/2020		$41,673(7)	Equity	Common Stock, par value $0.0001 per share	N/A	$407,017,051

Fee Offset Sources	Retail Opportunity Investments Corp.	424(b)(5)	333-231088		02/20/2020						64,900(7)

(1)

The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement also covers delayed delivery contracts which may be issued by the registrant under which the counterparty may be required to purchase common stock, preferred stock, depositary shares, debt securities, warrants or rights. Such contracts may be issued together with the specific securities to which they relate. This registration statement relates both the offering of newly issued securities and resales by selling securityholders that may occur on an ongoing basis in securities that may be issued under this registration statement.

(2)

This registration statement covers an indeterminate amount of the securities of each identified class of securities. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)	The warrants covered by this registration statement may be warrants for common stock, preferred stock, or depositary shares.
(5)	The rights covered by this registration statement may be rights for common stock or preferred stock.
(6)

Pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no separate registration fee will be paid in respect of any such guarantees. Debt securities of Retail Opportunity Investments Corp. (the “Company”) may be fully and unconditionally guaranteed by Retail Opportunity Investments Partnership, LP (the “OP”). Debt securities of the OP may be fully and unconditionally guaranteed by the Company.

(7)

In accordance with Rules 456(b) and 457(r) under the Securities Act the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. The Company has previously registered shares of common stock having an aggregate offering price up to $500,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 20, 2020 and filed on February 20, 2020 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-231088 and 333-231088-01), filed with the Securities and Exchange Commission on April 29, 2019 (the “Prior Registration Statement”). In connection with the filing of the Prior Prospectus Supplement, the total registration fee was $64,900 which was satisfied by offsetting $23,227 with fees previously paid on May 23, 2016 by the Company in connection with a prior offering and a contemporaneous fee payment of the balance of $41,673. An aggregate offering price of $92,982,949 in common stock was sold under the Prior Prospectus Supplement and then the offering was terminated.

Pursuant to Rule 457(p) under the Securities Act, registration fees of $41,673 that have already been paid and remain unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The Company has terminated the offering that included the unsold securities under the Prior Prospectus Supplement.